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                                                                   Exhibit 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Value City Department Stores, Inc. on Form S-8 of our report dated April 5, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a restatement to reflect an accrual for sales returns), appearing in the Annual Report on Form 10-K of Value City Department Stores, Inc. for the year ended January 29, 2000.

/s/ DELOITTE & TOUCHE LLP

Columbus, Ohio
September 12, 2000